UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2022

LIGHTJUMP ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39869	85-2402980
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

2735 Sand Hill Road, Suite 110

Menlo Park, CA 94025

(Address of Principal Executive Offices) (Zip Code)

(650) 515-3930

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	LJAQU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	LJAQ	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	LJAQW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, on June 14, 2022, LightJump Acquisition Corporation, a Delaware corporation (the “Registrant” or “SPAC”), Moolec Science Limited, a private limited company incorporated under the laws of England and Wales (the “Company”), Moolec Science SA, a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg with its registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B268440, and Moolec Acquisition, Inc., a Delaware corporation entered into a Business Combination Agreement (the “Business Combination Agreement”).

On July 8, 2022, the Company issued a promissory note (the “Note”) to the sponsor of the SPAC, LightJump One Founders, LLC, a Delaware limited liability company (the “Sponsor”). Pursuant to the Note, the Company agreed to loan to the Sponsor up to an aggregate principal amount of $350,000 (the “Extension Funds”) to deposit into the SPAC’s trust account (the “Trust Account”) in connection with the extension of the SPAC’s termination date from July 12, 2022 to January 12, 2023 (or such earlier date as determined by the Board) (the “Extension”).

The SPAC may draw down from the Extension Funds, at its discretion, to distribute to the holders of the public shares of common stock of the SPAC (“Public Shares”) who elect to have their shares redeemed in connection with the consummation of the Company’s initial business combination.

The Note bears interest at 20.0% per annum and is repayable in full upon the earlier of (i) the consummation of the initial business combination of the SPAC, (ii) the date of the termination of the Business Combination Agreement and (ii) January 12, 2023.

The issuance of the Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 11, 2022, the Company filed an amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Extension Amendment”). The Extension Amendment extends the date by which the Company must consummate its initial business combination from July 12, 2022 to January 12, 2023.

The foregoing description is qualified in its entirety by reference to the Extension Amendment, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 8, 2022, the Company held a special meeting of stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved the Extension Amendment extending the date by which the Company must consummate its initial business combination from July 12, 2022 to January 12, 2023 (the “Extension Amendment Proposal”).

The final voting results for the Extension Amendment Proposal were as follows:

For	Against	Abstain	Broker Non-Votes
11,827,386	254,342	0	0

Stockholders holding 11,032,790 Public Shares exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, $110,507,220.68 (approximately $10.02 per share) will be removed from the Trust Account to pay such holders. Following redemptions, the Company will have 2,767,210 Public Shares outstanding and the aggregate amount remaining in the Trust Account will be $27,993,797.65 (which includes an additional $276,721 contributed by the Sponsor in connection with the Extension).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	Amendment to Amended and Restated Certificate of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2022

LIGHTJUMP ACQUISITION CORP.

By:	/s/ Robert Bennett
	Name:	Robert Bennett
	Title:	Chief Executive Officer

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